SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 27, 2008
UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21044 (Commission File No.)	33-0204817 (I.R.S. Employer Identification No.)
6101 Gateway Drive
Cypress, California 90630
(Address of principal executive offices, with Zip Code)
(714) 820-1000
(Registrant’s telephone number, including area code):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 8.01 Other Events
Rule 10b5-1 promulgated under the Securities Exchange Act of 1934 permits an individual who is not then in possession of material nonpublic information to establish a prearranged plan to buy or sell stock. The rule allows an individual to buy or sell shares of stock at a specific price in the future, regardless of any subsequent material nonpublic information.
Under the plan, Paul Arling, chairman and chief executive officer, intends to exercise up to 40,000 employee stock options, which are set to expire in January 2009, and to immediately sell the underlying shares of UEI common stock beginning immediately and continuing from time to time until the expiration date of the options, subject to the market price of our common stock. This process will facilitate the orderly exercise of employee stock options and the sale of common stock for personal financial planning purposes with the goal of minimizing any market impact and avoiding any concerns about the timing of the transactions.
In addition, outside of this plan, Arling intends to exercise up to 12,800 employee stock options which are also set to expire in January 2009 and hold the underlying shares of Universal Electronics Inc. common stock.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 27, 2008
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.
Date: August 27, 2008	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)